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Investment Managers Series Trust

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INVESTMENT MANAGERS SERIES TRUST

361º Absolute Alpha Fund

July [__], 2011

Dear Shareholder:

The shareholders of the 361º Absolute Alpha Fund series of Investment Managers Series Trust are being asked to approve the appointment by the Trust’s Board of Trustees of Elessar Investment Management, LLC, Morgan Dempsey Capital Management, LLC, NewSouth Capital Management, Inc. and SouthernSun Asset Management, LLC as new sub-advisors to the Fund.

The Fund began operations on December 31, 2010.  361º Capital, LLC is the Fund's investment advisor.  BRC Investment Management LLC and Tributary Capital Management, LLC currently serve as sub-advisors with respect to portions of the Fund.

In March 2011, upon the recommendation of 361º and after careful consideration, the Board of Trustees approved the appointment of Elessar, Morgan Dempsey, NewSouth and SouthernSun as additional sub-advisors to the Fund, effective on the date these appointments are approved by a majority of the outstanding shares of the Fund.  Under the proposed advisory structure, 361º will continue to serve as the investment advisor to the Fund, and BRC, Tributary, Elessar, Morgan Dempsey, NewSouth and SouthernSun will serve as sub-advisors to the Fund.  There will be no change in the amount of advisory fees paid by the Fund in connection with the addition of the new sub-advisors.  361º will pay sub-advisory fees to each of the Fund’s sub-advisors out of 361º’s advisory fees.

The Board of Trustees has concluded that appointing the four proposed sub-advisors would serve the best interests of the Fund and its shareholders.  The Board of Trustees recommends that you vote FOR these four proposals after carefully reviewing the enclosed materials.

Your vote is important.  Upon completing your review, please take a moment to sign and return your proxy card in the enclosed postage paid return envelope.  If we do not hear from you after a reasonable amount of time you may receive a telephone call from us reminding you to vote your shares.  On behalf of the Board of Trustees, we thank you for your continued investment in the 361º Absolute Alpha Fund.

Sincerely,

John Zader
President

INVESTMENT MANAGERS SERIES TRUST
361º Absolute Alpha Fund

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held on [____], 2011

A Special Meeting of Shareholders of the 361º Absolute Alpha Fund (the “Fund”) will be held on [____], 2011, at [__], local time, at the office of 361º Capital, LLC ("361º"), 4600 South Syracuse Street, Suite 500, Denver, Colorado 80237.  At the meeting, we will ask the shareholders to vote on:

1.	Appointment of Elessar Investment Management, LLC as sub-advisor to the Fund;
2. 3. 4.
Appointment of Morgan Dempsey Capital Management, LLC as sub-advisor to the Fund;

Appointment of NewSouth Capital Management, Inc. as sub-advisor to the Fund;

Appointment of SouthernSun Asset Management, LLC as sub-advisor to the Fund; and

5.	Any other matters that properly come before the meeting.

The Board of Trustees of Investment Managers Series Trust (the “Trust”) has unanimously approved Proposals 1, 2, 3 and 4.  Please read the accompanying Proxy Statement for a more complete discussion of the Proposals.

Shareholders of the Fund of record as of the close of business on [____], 2011, are entitled to notice of, and to vote at, the special meeting or any adjournment thereof.

You are invited to attend the Special Meeting.  If you cannot do so, please complete and return in the enclosed postage paid return envelope the accompanying proxy, which is being solicited by the Board of Trustees of the Trust, as promptly as possible.  This is important for the purpose of ensuring a quorum at the special meeting.  You may revoke your proxy at any time before it is exercised by signing and submitting a revised proxy, by giving written notice of revocation to the Trust at any time before the proxy is exercised, or by voting in person at the special meeting.

By order of the Board of Trustees

John Zader
President

July [__], 2011

INVESTMENT MANAGERS SERIES TRUST

PROXY STATEMENT
TO SHAREHOLDERS OF THE 361º ABSOLUTE ALPHA FUND

The Board of Trustees of Investment Managers Series Trust (the “Trust”) is sending this Proxy Statement to the shareholders of the 361º Absolute Alpha Fund series of the Trust (the “Fund”) in connection with the solicitation of voting instructions for use at a special meeting of shareholders of the Fund (the “Meeting”) for the purposes set forth below and in the accompanying Notice of Special Meeting of Shareholders.

This Proxy Statement is being mailed on or about [____], 2011, to the shareholders of the Fund of record as of [____], 2011 (the “Record Date”).  As of the Record Date, [____] shares of the Fund were issued and outstanding.  Information on shareholders who beneficially owned more than 5% of the shares of the Fund as of the Record Date is set forth in Appendix A.  To the knowledge of the Trust, the executive officers and trustees of the Trust as a group owned less than 1% of the outstanding shares of the Fund and of the Trust as of the Record Date.

INTRODUCTION

The Fund commenced operations on December 31, 2010.  361º Capital, LLC ("361º") serves as the Fund's investment advisor.  Subject to the general supervision of the Board of Trustees of the Trust, 361º is responsible for managing the Fund in accordance with the Fund’s investment objective and policies using the multi-strategy and multi-manager approach as described in the Fund's Prospectus dated as of December 31, 2010, as amended.  As the Fund’s investment advisor, 361º has the ability to delegate day-to-day portfolio management responsibilities to sub-advisors, and in that connection is responsible for making recommendations to the Board of Trustees with respect to hiring, termination and replacement of the Fund's sub-advisors.  Since the commencement of the Fund's operations, BRC Investment Management LLC ("BRC") and Tributary Capital Management, LLC ("Tributary") have served as sub-advisors to portions of the Fund.

At a meeting of the Trust’s Board of Trustees held on March 30-31, 2011, upon the recommendation of 361º and after careful consideration, the Board of Trustees approved the appointment of Elessar Investment Management, LLC ("Elessar"), Morgan Dempsey Capital Management, LLC ("Morgan Dempsey"), NewSouth Capital Management, Inc. ("NewSouth") and SouthernSun Asset Management, LLC ("SouthernSun") to serve as additional sub-advisors to the Fund, effective on the date these appointments are approved by a majority of the outstanding shares of the Fund.  Until such approval is obtained, BRC and Tributary will continue to serve as the sole sub-advisors to the Fund.

If the Board’s appointments are approved by a majority of the shareholders of the Fund, 361º will enter into new sub-advisory agreements with each of Elessar, Morgan Dempsey, NewSouth, and SouthernSun with respect to the Fund (the “Proposed Sub-Advisory Agreements”).  The Board of Trustees has determined that it is appropriate and in the best interest of the Fund to approve the Proposed Sub-Advisory Agreements.  The Proposed Sub-Advisory Agreements are being submitted for shareholder approval, which is required under the Investment Company Act of 1940, as amended (the "1940 Act") for the Proposed Sub-Advisory Agreements to be effective.

The proposed changes do not affect the Fund’s total advisory fees or its investment objectives, policies or restrictions, and shareholders are not being asked to approve any changes to the Fund’s investment objectives, policies or restrictions at this time.

In addition, the proposed changes do not affect the advisory agreement between the Fund and 361º, or the sub-advisory agreements between 361º and each of BRC and Tributary.

Current Investment Advisory Agreements

361º serves as the Fund’s investment advisor pursuant to an investment advisory agreement dated as of December 31, 2010, which was approved by the Board on December 8, 2010, and by the initial shareholder of the Fund on December 20, 2010.  Pursuant to this agreement, the Fund is obligated to pay 361º a management fee equal to 1.60% of the Fund’s average daily net assets, subject to a contractual agreement by 361º, effective until December 31, 2011, to waive its fees or absorb expenses of the Fund to ensure that total annual fund operating expenses do not exceed 2.50% and 2.25% of average daily net assets of the Fund's Class A and Class I shares, respectively.

BRC serves as sub-advisor to a portion of the Fund pursuant to an investment sub-advisory agreement dated as of December 31, 2010, which was approved by the Board on December 8, 2010, and by the initial shareholder of the Fund on December 20, 2010.  Pursuant to this agreement, 361º is obligated to pay BRC a sub-advisory fees based on the following:  0.75% on the first $10 million of assets; 0.60% on the next $15 million of assets; 0.55% on the next $25 million of assets; and 0.45% on assets over $50 million.

Tributary serves as sub-advisor to a portion of the Fund pursuant to an investment sub-advisory agreement dated as of December 31, 2010, which was approved by the Board on December 8, 2010, and by the initial shareholder of the Fund on December 20, 2010.  Pursuant to this agreement, 361º is obligated to pay Tributary a sub-advisory fee equal to 0.80% on the first $20 million of assets and 0.60% on assets over $20 million.

PROPOSAL 1:  APPROVAL OF PROPOSED SUB-ADVISORY AGREEMENT WITH
ELESSAR INVESTMENT MANAGEMENT, LLC

At its meeting held on March 30-31, 2011, the Board of Trustees considered the proposed appointment of Elessar Investment Management, LLC as a sub-advisor to the Fund.  The Board, including the Trustees who are not “interested persons” of the Trust, as defined in the 1940 Act (the “Independent Trustees”), voted unanimously to approve the Proposed Sub-Advisory Agreement between 361º and Elessar and to recommend approval of the Proposed Sub-Advisory Agreement to the shareholders of the Fund.

Consideration of Proposed Sub-Advisory Agreement

At its March 30-31, 2011, meeting, in connection with its review of the Elessar Proposed Sub-Advisory Agreement, the Board considered information provided by Elessar regarding a variety of matters. In addition, the Board received a memorandum from the independent legal counsel to the Independent Trustees discussing the legal standards under the 1940 Act and other applicable law for their consideration of the proposed approval of the Proposed Sub-Advisory Agreement. The Board did not identify any particular information that was all-important or controlling. The approval determination was made on the basis of each Trustee’s business judgment after considering all of the factors taken as a whole.  Below is a discussion of the information considered by the Board, as well as the Board’s conclusion with respect to the Proposed Sub-Advisory Agreement.

At the meeting, the Board considered the services to be provided by Elessar to the Fund as its sub-advisor.  The Board considered a variety of matters including the background, education and experience of Elessar's portfolio management and operational personnel; Elessar's capitalization and overall financial strength and stability; its risk management processes; its resources and related efforts to retain, attract and motivate capable personnel to serve the Fund; and the overall general quality and depth of Elessar's organization.  The Board also reviewed information regarding Elessar's investment philosophies and processes as well as its brokerage, trading and soft dollar practices.  The Board considered that Elessar was registered as an investment advisor with several states, but was not registered as an investment advisor with the Securities and Exchange Commission (“SEC”).  The Board noted, however, the representation by a representative of 361º that Elessar would apply for such registration upon approval by the Board of Elessar as a sub-advisor to the Fund, and that Elessar would not be able to manage the Fund’s assets until such registration was approved.  Effective April 18, 2011, Elessar became registered as an investment advisor with the SEC.

At its meeting, the Board examined the nature, extent and quality of the services expected to be provided by Elessar to the Fund. The Board discussed the experience of Elessar’s personnel and the firm’s expertise in investing in domestic small-cap value securities. The Board reviewed information regarding the historical performance of Elessar's small cap value composite, noting that the returns of Elessar's composite were higher than those of the Russell 2000 Value Index for the one-, two-, three-, and four-year and since-inception periods ended December 31, 2010. The Board determined there was a reasonable basis to conclude that Elessar would provide satisfactory services to the Fund on a sub-advisory basis.

The Board considered Elessar’s proposed sub-advisory fees and noted that such fees would be paid by 361º out of its advisory fee, and not by the Fund.  The Board considered that the proposed sub-advisory fees were within the range of fees paid to Elessar by its institutional and pension fund clients with similar objectives and policies to the Fund. The Board noted that the Fund’s asset levels currently were not so substantial that they could lead to significant economies of scale.

The Board also considered information prepared by Elessar relating to its projected costs and profits with respect to the Fund.  The Board recognized that Elessar would not receive benefits other than investment advisory fees as a result of its relationship with the Fund, except the intangible benefits of any reputation enhancement and exposure arising in connection with the Fund’s performance.

Conclusion

Based on its review, the Board concluded that the Proposed Sub-Advisory Agreement provides for fair and equitable compensation in light of the nature and quality of the services to be provided by Elessar to the Fund and its shareholders, and that approval of the Proposed Sub-Advisory Agreement was in the best interest of the Fund and its shareholders.

Information Regarding Elessar

Elessar is wholly owned by Elennar Management Holdings, LLC ("Elennar").  Elessar and Elennar are Delaware limited liability companies doing business in Ohio.  Elennar is majority owned by Rick Giesen, Elessar’s Chief Investment Officer, Ori Elan, Elessar’s Portfolio Manager, and Mitch Krahe, Elessar’s Chief Compliance Officer. Northern Lights Ventures, LLC, a private equity firm, holds a minority interest in Elennar.

Elessar's principal office is located at 1111 Superior Avenue, Suite 1310, Cleveland, Ohio 44114.  Elessar has been providing investment management services to individual and institutional clients since 2006 and is registered as an investment advisor with the SEC.  As of December 22, 2010, Elessar managed assets of approximately $25 million.

The names and principal occupations of the principal executive officers and directors of Elessar are listed below:

Name	Principal Occupation/Title
Rick Giesen	Chief Investment Officer
Mitch Krahe	Chief Compliance Officer

Elessar does not provide investment advisory services to any other registered investment companies.

Terms of the Proposed Sub-Advisory Agreement

Pursuant to the Proposed Sub-Advisory Agreement, 361º would delegate to Elessar responsibility to manage a portion of the assets of the Fund.   Elessar would not be liable to 361º or the Fund, under the terms of the Proposed Sub-Advisory Agreement, for any mistake of judgment, except in the case of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties in the performance of Elessar's duties under the Agreement.

Under the Proposed Sub-Advisory Agreement, 361º, at its own expense, would pay Elessar sub-advisory fees based on the following fee schedule: 0.75% on the first $10 million of assets; 0.70% on the next $15 million of assets; and 0.60% on assets over $25 million.  Because 361º pays Elessar out of its own fees received from the Fund, there is no “duplication” of advisory fees paid.  There will be no increase in advisory fees to the Fund and its shareholders in connection with the approval of Elessar as sub-adviser to a portion of the Fund.

If approved by the shareholders of the Fund, the Proposed Sub-Advisory Agreement would continue in force with respect to the Fund for a period of two years after the effective date of the Agreement (which will be no earlier than the date approval by the shareholders of the Fund is obtained), unless sooner terminated as provided in the Agreement. The Proposed Sub-Advisory Agreement would continue in force from year to year thereafter with respect to the Fund so long as it is specifically approved for the Fund at least annually in the manner required by the 1940 Act.

The Proposed Sub-Advisory Agreement would automatically terminate in the event of its assignment (as defined in the 1940 Act), or upon termination of the advisory agreement between the Fund and 361º.  The Proposed Sub-Advisory Agreement could be terminated at any time without the payment of any penalty by the Board, by a vote of a majority of the outstanding voting securities of the Fund, or by 361º on 60 days’ written notice.  The Proposed Sub-Advisory Agreement could also be terminated by Elessar on 60 days’ written notice.

PROPOSAL 2:  APPROVAL OF PROPOSED SUB-ADVISORY AGREEMENT WITH
MORGAN DEMPSEY CAPITAL MANAGEMENT, LLC

At its meeting held on March 30-31, 2011, the Board of Trustees considered the proposed appointment of Morgan Dempsey as a sub-advisor to the Fund.  The Board, including the Independent Trustees, voted unanimously to approve the Proposed Sub-Advisory Agreement between 361º and Morgan Dempsey and to recommend approval of the Proposed Sub-Advisory Agreement to the shareholders of the Fund.

Consideration of Proposed Sub-Advisory Agreement

At its March 30-31, 2011, meeting, in connection with its review of the Morgan Dempsey Proposed Sub-Advisory Agreement, the Board considered information provided by Morgan Dempsey regarding a variety of matters. In addition, the Board received a memorandum from the independent legal counsel to the Independent Trustees discussing the legal standards under the 1940 Act and other applicable law for their consideration of the proposed approval of the Proposed Sub-Advisory Agreement. The Board did not identify any particular information that was all-important or controlling. The approval determination was made on the basis of each Trustee’s business judgment after considering all of the factors taken as a whole.  Below is a discussion of the information considered by the Board, as well as the Board’s conclusion with respect to the Proposed Sub-Advisory Agreement.

At the meeting, the Board considered the services to be provided by Morgan Dempsey to the Fund as its sub-advisor.  The Board considered a variety of matters including the background, education and experience of Morgan Dempsey's portfolio management and operational personnel; Morgan Dempsey's capitalization and overall financial strength and stability; its regulatory compliance systems and procedures; its risk management processes; its resources and related efforts to retain, attract and motivate capable personnel to serve the Fund; and the overall general quality and depth of Morgan Dempsey's organization.  The Board also reviewed information regarding Morgan Dempsey's investment philosophies and processes as well as its brokerage, trading and soft dollar practices.  The Board also considered various favorable press articles regarding Morgan Dempsey.

At its meeting, the Board examined the nature, extent and quality of the services expected to be provided by Morgan Dempsey to the Fund. The Board discussed the experience of Morgan Dempsey's personnel and the firm’s expertise in investing in small and micro-cap value securities. The Board reviewed information regarding the historical performance of Morgan Dempsey's small and micro-cap value institutional composite, noting that the annualized returns of Morgan Dempsey's composite were significantly higher than those of the Russell 2000 Value Index for the one-, two-, three-, four-, five-, six-, seven- and eight-year periods ended December 31, 2010. The Board determined there was a reasonable basis to conclude that Morgan Dempsey would provide satisfactory services to the Fund on a sub-advisory basis.

The Board considered Morgan Dempsey's proposed sub-advisory fees and noted that such fees would be paid by 361º out of its advisory fee, and not by the Fund.  The Board considered that the proposed sub-advisory fees were comparable to the fees paid to Morgan Dempsey by its other clients with similar objectives and policies to the Fund. The Board noted that the Fund’s asset levels currently were not so substantial that they could lead to significant economies of scale.

The Board also considered information prepared by Morgan Dempsey relating to anticipated costs and revenues with respect to the Fund.  The Board recognized that Morgan Dempsey would not receive benefits other than investment advisory fees as a result of its relationship with the Fund, except the intangible benefits of any reputation enhancement and exposure arising in connection with the Fund’s performance.

Conclusion

Based on its review, the Board concluded that the Proposed Sub-Advisory Agreement provides for fair and equitable compensation in light of the nature and quality of the services to be provided by Morgan Dempsey to the Fund and its shareholders, and that approval of the Proposed Sub-advisory Agreement was in the best interest of the Fund and its shareholders.

Information Regarding Morgan Dempsey

Morgan Dempsey is a Wisconsin limited liability company.  Morgan Dempsey is owned by its principals, Brian Rafn (35%), David Durham (35%) and Marc Dion (30%).

Morgan Dempsey's office is located at 309 North Water Street, Suite 510, Milwaukee, Wisconsin 53202.  Morgan Dempsey is a successor company of National Investment Services of America, Inc., an investment management firm founded in 1975.  Morgan Dempsey provides investment management services to institutional and high net worth individual accounts and is registered as an investment advisor with the SEC.  As of March 23, 2011, Morgan Dempsey managed assets of approximately $274 million.

The names and principal occupations of the principal executive officers and directors of Morgan Dempsey are listed below:

Name	Principal Occupation/Title
Marc Dion	Principal, Chief Investment Officer
Brian Rafn	Principal, Director of Research
David Durham	Principal, Chief Compliance Officer

Morgan Dempsey provides investment advisory services to one other registered investment company: the Morgan Dempsey Small/Micro Cap Value Fund, which commenced operations on April 30, 2010.  This fund pays an investment advisory fee of 1.10% of net assets to Morgan Dempsey.  The fund has entered into an agreement with Morgan Dempsey, effective until December 31, 2013, to waive its fees or absorb expenses of the fund to ensure that total annual fund operating expenses do not exceed 2.00% of average daily net assets of the fund.  As of February 28, 2011, the Morgan Dempsey Small/Micro Cap Value Fund had approximately $427,000 in assets.

Terms of the Proposed Sub-Advisory Agreement

Pursuant to the Proposed Sub-Advisory Agreement, 361º would delegate to Morgan Dempsey responsibility to manage a portion of the assets of the Fund.   Morgan Dempsey would not be liable to 361º or the Fund, under the terms of the Proposed Sub-Advisory Agreement, for any mistake of judgment, except in the case of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties in the performance of Morgan Dempsey's duties under the Agreement.

Under the Proposed Sub-Advisory Agreement, 361º, at its own expense, would pay Morgan Dempsey sub-advisory fees based on the following fee schedule: 1.00% on the first $50 million of assets; ; 0.95% on the next $30 million of assets; and 0.85% on assets over $80 million.  Because 361º pays Morgan Dempsey out of its own fees received from the Fund, there is no “duplication” of advisory fees paid.  There will be no increase in advisory fees to the Fund and its shareholders in connection with the approval of Morgan Dempsey as sub-adviser to a portion of the Fund.

If approved by the shareholders of the Fund, the Proposed Sub-Advisory Agreement would continue in force with respect to the Fund for a period of two years after the effective date of the Agreement (which will be no earlier than the date approval by the shareholders of the Fund is obtained), unless sooner terminated as provided in the Agreement. The Proposed Sub-Advisory Agreement would continue in force from year to year thereafter with respect to the Fund so long as it is specifically approved for the Fund at least annually in the manner required by the 1940 Act.

The Proposed Sub-Advisory Agreement would automatically terminate in the event of its assignment (as defined in the 1940 Act), or upon termination of the advisory agreement between the Fund and 361º.  The Proposed Sub-Advisory Agreement could be terminated at any time without the payment of any penalty by the Board, by a vote of a majority of the outstanding voting securities of the Fund, or by 361º on 60 days’ written notice.  The Proposed Sub-Advisory Agreement could also be terminated by Morgan Dempsey on 60 days’ written notice.

PROPOSAL 3:  APPROVAL OF PROPOSED SUB-ADVISORY AGREEMENT WITH
NEWSOUTH CAPITAL MANAGEMENT, LLC

At its meeting held on March 30-31, 2011, the Board of Trustees considered the proposed appointment of NewSouth as a sub-advisor to the Fund.  The Board, including the Independent Trustees, voted unanimously to approve the Proposed Sub-Advisory Agreement between 361º and NewSouth and to recommend approval of the Proposed Sub-Advisory Agreement to the shareholders of the Fund.

Consideration of Proposed Sub-Advisory Agreement

At its March 30-31, 2011, meeting, in connection with its review of the NewSouth Proposed Sub-Advisory Agreement, the Board considered information provided by NewSouth regarding a variety of matters. In addition, the Board received a memorandum from the independent legal counsel to the Independent Trustees discussing the legal standards under the 1940 Act and other applicable law for their consideration of the proposed approval of the Proposed Sub-Advisory Agreement. The Board did not identify any particular information that was all-important or controlling. The approval determination was made on the basis of each Trustee’s business judgment after considering all of the factors taken as a whole.  Below is a discussion of the information considered by the Board, as well as the Board’s conclusion with respect to the Proposed Sub-Advisory Agreement.

At the meeting, the Board considered the services to be provided by NewSouth to the Fund as its sub-advisor.  The Board considered a variety of matters including the background, education and experience of NewSouth's portfolio management and operational personnel; NewSouth's capitalization and overall financial strength and stability; its regulatory compliance systems and procedures; its risk management processes; its resources and related efforts to retain, attract and motivate capable personnel to serve the Fund; and the overall general quality and depth of NewSouth's organization.  The Board also reviewed information regarding NewSouth's investment philosophies and processes as well as its brokerage, trading and soft dollar practices.

At its meeting, the Board examined the nature, extent and quality of the services expected to be provided by NewSouth to the Fund. The Board discussed the experience of NewSouth's personnel and the firm’s expertise in investing in small and mid-cap value securities. The Board reviewed information regarding the historical performance of NewSouth's small and mid-cap value composite, noting that the annualized returns of thee composite were significantly higher than those of the Russell 2500 Index and Russell 2500 Value Index for the one-, two-, three-, five-, and ten-year periods ended December 31, 2010. The Board determined there was a reasonable basis to conclude that NewSouth would provide satisfactory services to the Fund on a sub-advisory basis.

The Board considered NewSouth's proposed sub-advisory fees and noted that such fees would be paid by 361º out of its advisory fee, and not by the Fund.  The Board considered that the proposed sub-advisory fees were comparable to the fees paid to NewSouth by its other clients with similar objectives and policies to the Fund. The Board noted that the Fund’s asset levels currently were not so substantial that they could lead to significant economies of scale.

The Board also considered information prepared by NewSouth relating to anticipated costs and revenues with respect to the Fund.  The Board recognized that NewSouth would not receive benefits other than investment advisory fees as a result of its relationship with the Fund, except the intangible benefits of any reputation enhancement and exposure arising in connection with the Fund’s performance.

Conclusion

Based on its review, the Board concluded that the Proposed Sub-Advisory Agreement provides for fair and equitable compensation in light of the nature and quality of the services to be provided by NewSouth to the Fund and its shareholders, and that approval of the Proposed Sub-advisory Agreement was in the best interest of the Fund and its shareholders.

Information Regarding NewSouth

NewSouth is a privately owned investment advisory firm structured as a corporation in Tennessee. Current employee ownership of the organization is 74%; the remaining 26% is held by three outside, passive investors.  The majority owners are Trow Gillespie - President and Portfolio Manager (23.3%) and Steve Morrow - Chief Investment Officer and Portfolio Manager (23.3%).

NewSouth's office is located at 1100 Ridgeway Loop Road, Suite 444, Memphis, Tennessee 38120.  NewSouth has been providing investment advisory services to high net worth individuals, pension plans and institutional organizations since 1985 and is registered as an investment advisor with the SEC.  As of January 26, 2011, NewSouth managed assets of approximately $1.5 billion.

The names and principal occupations of the principal executive officers and directors of NewSouth are listed below:

Name	Principal Occupation/Title
Trow Gillespie	Director, President
Steve Morrow	Director, Secretary, Chief Investment Officer
Patrick Danehy	Chief Compliance Officer
David Newman	Chief Financial Officer
Jeff Drinan	Principal
Brooke Morrow	Principal
Alec McLean	Principal

NewSouth does not provide investment advisory services to any other registered investment companies.

Terms of the Proposed Sub-Advisory Agreement

Pursuant to the Proposed Sub-Advisory Agreement, 361º would delegate to NewSouth responsibility to manage a portion of the assets of the Fund.   NewSouth would not be liable to 361º or the Fund, under the terms of the Proposed Sub-Advisory Agreement, for any mistake of judgment, except in the case of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties in the performance of NewSouth's duties under the Agreement.

Under the Proposed Sub-Advisory Agreement, 361º, at its own expense, would pay NewSouth sub-advisory fees based on the following fee schedule: 0.80% on the first $20 million of assets; and 0.65% of assets over $20 million.  Because 361º pays NewSouth out of its own fees received from the Fund, there is no “duplication” of advisory fees paid.  There will be no increase in advisory fees to the Fund and its shareholders in connection with the approval of NewSouth as sub-adviser to a portion of the Fund.

If approved by the shareholders of the Fund, the Proposed Sub-Advisory Agreement would continue in force with respect to the Fund for a period of two years after the effective date of the Agreement (which will be no earlier than the date approval by the shareholders of the Fund is obtained), unless sooner terminated as provided in the Agreement. The Proposed Sub-Advisory Agreement would continue in force from year to year thereafter with respect to the Fund so long as it is specifically approved for the Fund at least annually in the manner required by the 1940 Act.

The Proposed Sub-Advisory Agreement would automatically terminate in the event of its assignment (as defined in the 1940 Act), or upon termination of the advisory agreement between the Fund and 361º.  The Proposed Sub-Advisory Agreement could be terminated at any time without the payment of any penalty by the Board, by a vote of a majority of the outstanding voting securities of the Fund, or by 361º on 60 days’ written notice.  The Proposed Sub-Advisory Agreement could also be terminated by NewSouth on 60 days’ written notice.

PROPOSAL 4:  APPROVAL OF PROPOSED SUB-ADVISORY AGREEMENT WITH
SOUTHERNSUN ASSET MANAGEMENT, LLC

At its meeting held on March 30-31, 2011, the Board of Trustees considered the proposed appointment of SouthernSun as a sub-advisor to the Fund.  The Board, including the Independent Trustees, voted unanimously to approve the Proposed Sub-Advisory Agreement between 361º and SouthernSun and to recommend approval of the Proposed Sub-Advisory Agreement to the shareholders of the Fund.

Consideration of Proposed Sub-Advisory Agreement

At its March 30-31, 2011, meeting, in connection with its review of the SouthernSun Proposed Sub-Advisory Agreement, the Board considered information provided by SouthernSun regarding a variety of matters. In addition, the Board received a memorandum from the independent legal counsel to the Independent Trustees discussing the legal standards under the 1940 Act and other applicable law for their consideration of the proposed approval of the Proposed Sub-Advisory Agreement. The Board did not identify any particular information that was all-important or controlling. The approval determination was made on the basis of each Trustee’s business judgment after considering all of the factors taken as a whole.  Below is a discussion of the information considered by the Board, as well as the Board’s conclusion with respect to the Proposed Sub-Advisory Agreement.

At the meeting, the Board considered the services to be provided by SouthernSun to the Fund as its sub-advisor.  The Board considered a variety of matters including the background, education and experience of SouthernSun's portfolio management and operational personnel; SouthernSun's capitalization and overall financial strength and stability; its regulatory compliance systems and procedures; its risk management processes; its resources and related efforts to retain, attract and motivate capable personnel to serve the Fund; and the overall general quality and depth of SouthernSun's organization.  The Board also reviewed information regarding SouthernSun's investment philosophies and processes as well as its brokerage, trading and soft dollar practices.

At its meeting, the Board examined the nature, extent and quality of the services expected to be provided by SouthernSun to the Fund. The Board discussed the experience of SouthernSun's personnel and the firm’s expertise in investing in small and mid-cap securities. The Board reviewed information regarding the historical performance of SouthernSun's small and mid-cap value composite, noting that the annualized returns of thee composite were significantly higher than those of the Russell 2500 Index and Russell Mid-Cap Index for the one-, three-, five-, and ten-year and since-inception periods ended December 31, 2010. The Board determined there was a reasonable basis to conclude that SouthernSun would provide satisfactory services to the Fund on a sub-advisory basis.

The Board considered SouthernSun's proposed sub-advisory fees and noted that such fees would be paid by 361º out of its advisory fee, and not by the Fund.  The Board considered that the proposed sub-advisory fees were comparable to the fees paid to SouthernSun by its other clients with similar objectives and policies to the Fund. The Board noted that the Fund’s asset levels currently were not so substantial that they could lead to significant economies of scale.

The Board also considered information prepared by SouthernSun relating to anticipated costs and revenues with respect to the Fund.  The Board recognized that SouthernSun would not receive benefits other than investment advisory fees as a result of its relationship with the Fund, except the intangible benefits of any reputation enhancement and exposure arising in connection with the Fund’s performance.

Conclusion

Based on its review, the Board concluded that the Proposed Sub-Advisory Agreement provides for fair and equitable compensation in light of the nature and quality of the services to be provided by SouthernSun to the Fund and its shareholders, and that approval of the Proposed Sub-advisory Agreement was in the best interest of the Fund and its shareholders.

Information Regarding SouthernSun

SouthernSun is owned by SSAM Holdings, LLC (56%), a Delaware limited liability company and Rosemont, L.P. (“Rosemont”) (44%), a private equity fund organized as a Delaware limited partnership. Rosemont is controlled by its general partner Rosemont Investment Partners II, LLC, a Delaware limited liability company, and wholly-owned by Rosemont Investment Partners, LLC, a Delaware limited liability company. Rosemont Investment Partners, LLC is controlled by its Manager, Charles B. Burkhart. SSAM Holdings, LLC is owned by SouthernSun Holdings Inc. (99.5%), a Delaware corporation, and SSAM Employee Holdings, LLC (0.5%), a Delaware limited liability company. Each of SouthernSun Holdings and SSAM Employee Holdings, LLC may be deemed to be controlled by Michael W. Cook, LLC because it (Michael W. Cook, LLC) owns at least 25% of the voting interests of each entity. Michael W. Cook, LLC continues to be wholly owned by Michael W. Cook, Sr., CEO & Chief Investment Officer for SouthernSun.

SouthernSun's principal office is located at 6000 Poplar Avenue, Suite 220, Memphis, Tennessee 38119.  SouthernSun has been providing investment management services to clients since 1989 and is registered as an investment advisor with the SEC.  As of May 31, 2011, SouthernSun managed assets of approximately $2.2 billion.

The names and principal occupations of the principal executive officers and directors of SouthernSun are listed below:

Name	Principal Occupation/Title
Michael Cook	Chief Executive Officer, Chief Investment Officer, Management Committee Member
William Halliday	Chief Compliance Officer, Chief Operating Officer, Management Committee Member
Michael Cross	Managing Director and Analyst
Phillip Cook	Director of Research
Eugenie Logue	Management Committee Member

SouthernSun does not provide investment advisory services to any other registered investment company with similar investment objective as the Fund:

Terms of the Proposed Sub-Advisory Agreement

Pursuant to the Proposed Sub-Advisory Agreement, 361º would delegate to SouthernSun responsibility to manage a portion of the assets of the Fund.   SouthernSun would not be liable to 361º or the Fund, under the terms of the Proposed Sub-Advisory Agreement, for any mistake of judgment, except in the case of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties in the performance of SouthernSun's duties under the Agreement.

Under the Proposed Sub-Advisory Agreement, 361º, at its own expense, would pay SouthernSun sub-advisory fees based on the following fee schedule: 0.80% on the first $50 million of assets; and 0.75% of assets over $50 million.  Because 361º pays SouthernSun out of its own fees received from the Fund, there is no “duplication” of advisory fees paid.  There will be no increase in advisory fees to the Fund and its shareholders in connection with the approval of SouthernSun as sub-adviser to a portion of the Fund.

If approved by the shareholders of the Fund, the Proposed Sub-Advisory Agreement would continue in force with respect to the Fund for a period of two years after the effective date of the Agreement (which will be no earlier than the date approval by the shareholders of the Fund is obtained), unless sooner terminated as provided in the Agreement. The Proposed Sub-Advisory Agreement would continue in force from year to year thereafter with respect to the Fund so long as it is specifically approved for the Fund at least annually in the manner required by the 1940 Act.

The Proposed Sub-Advisory Agreement would automatically terminate in the event of its assignment (as defined in the 1940 Act), or upon termination of the advisory agreement between the Fund and 361º.  The Proposed Sub-Advisory Agreement could be terminated at any time without the payment of any penalty by the Board, by a vote of a majority of the outstanding voting securities of the Fund, or by 361º on 60 days’ written notice.  The Proposed Sub-Advisory Agreement could also be terminated by SouthernSun on 60 days’ written notice.

REQUIRED VOTE

Approval of each Proposal requires the vote of a “majority of the outstanding voting securities of the Fund” as defined in the 1940 Act.  This means the lesser of (1) 67% or more of the shares of the Fund present at the meeting if the owners of more than 50% of the Fund’s shares then outstanding are present in person or by proxy, or (2) more than 50% of the outstanding shares of the Fund entitled to vote at the meeting.  If any Proposal is not approved, the proposed sub-advisor will not become a sub-advisor of the Fund, and the assets of the Fund will be managed by 361º, BRC and Tributary, and any proposed sub-advisors that were approved by a majority of the outstanding voting securities of the Fund.  At the recommendation of 361º, the Board of Trustees may consider appointing additional sub-advisors to manage portions of the Fund, which appointments would also be subject to approval by a majority of the outstanding voting securities of the Fund.

THE BOARD OF TRUSTEES RECOMMENDS THAT THE SHAREHOLDERS OF THE FUND APPROVE THE PROPOSED SUB-ADVISORY AGREEMENT BETWEEN 361º AND EACH OF ELESSAR, MORGAN DEMPSEY, NEWSOUTH AND SOUTHERNSUN.

VOTING PROCEDURES

How to Vote

This proxy is being solicited by the Board of Trustees of the Fund.  You can vote by mail or in person at the Meeting.

To vote by mail, sign and send us the enclosed Proxy voting card in the postage paid return envelope provided.  If you vote by Proxy, you can revoke your Proxy by notifying the Secretary of the Trust in writing, or by returning a Proxy with a later date.  You also can revoke a Proxy by voting in person at the Meeting.  Even if you plan to attend the Meeting and vote in person, please return the enclosed Proxy card.  This will help us ensure that an adequate number of shares are present at the Meeting.

Proxy Solicitation

The Fund will bear the expenses incurred in connection with preparing this Proxy Statement.  In addition to the solicitation of proxies by mail, officers of the Fund and officers and employees of 361º, without additional compensation, may solicit proxies in person or by telephone.

Quorum and Voting Requirements

The presence in person or by proxy of one third of the outstanding shares of the Fund entitled to vote will constitute a quorum for the Meeting.  If a quorum is not present, sufficient votes are not received by the date of the Meeting, or the holders of shares present in person or by proxy determine to adjourn the Meeting for any other reason, a person named as proxy may propose one or more adjournments from time to time to permit further solicitation of proxies.  The Fund will count all shares represented by proxies that reflect abstentions and “broker non-votes” (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or the person entitled to vote, and the broker or nominee does not have discretionary voting power on the matter) as shares that are present and entitled to vote for purposes of determining a quorum.  A majority of shares represented at the meeting can adjourn the meeting.  The persons named as proxies will vote in favor of adjournment those shares which they represent if adjournment is necessary to obtain a quorum or to obtain a favorable vote on any proposal.  “Broker non-votes” and abstentions will have the effect of votes against adjournment.

The Fund will count the number of votes cast “for” approval of each Proposed Agreement to determine whether sufficient affirmative votes have been cast.  Assuming the presence of a quorum, abstentions and broker non-votes have the effect of negative votes.

Information Regarding the Officers and Trustees of the Trust

No officers or Trustees of the Trust are officers, employees, directors, general partners or shareholders of Elessar, Morgan Dempsey, NewSouth or SouthernSun.  In addition, since the Fund commenced operations on December 31, 2010, no Trustee has had, directly or indirectly, a material interest, material transaction or material proposed transaction to which Elessar, Morgan Dempsey, NewSouth and SouthernSun, any of their parents or subsidiaries, or any subsidiaries of a parent of any such entities, was or is to be a party.

GENERAL INFORMATION

No other matters are expected to be presented at the Meeting other than the Proposals.  If any other matter properly comes before the Meeting, the shares represented by proxies will be voted with respect thereto in the discretion of the person or persons voting the proxies.

It is anticipated that, following the Meeting, the Fund will not hold any meetings of shareholders except as required by Federal law or Delaware state law. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholder meeting should send proposals to the Secretary of the Trust, care of Mutual Fund Administration Corporation, 2220 E. Route 66, Suite 226, Glendora, California  91740.

The principal executive offices of the Trust are located at 803 West Michigan Street, Milwaukee, Wisconsin 53233.  Mutual Fund Administration Corporation, 2220 E. Route 66, Suite 226, Glendora, California 91740 serves as the Trust’s co-administrator, and UMB Fund Services, Inc., 803 West Michigan Street, Milwaukee, Wisconsin 53233, serves as the Trust’s other co-administrator, transfer agent, and fund accountant.  The Trust’s principal underwriter is Grand Distribution Services, LLC, 803 West Michigan Street, Milwaukee, Wisconsin 53233.  UMB Bank National Association, 928 Grand Blvd, 5th Floor, Kansas City, Missouri 64106, serves as the custodian for the portfolio securities, cash and other assets of the Trust.  Counsel to the Trust and the Independent Trustees is Bingham McCutchen LLP, 355 South Grand Avenue, Suite 4400, Los Angeles, California 90071.

The Trust will furnish, without charge, a copy of the most recent semi-annual report to shareholders of the 361º Absolute Alpha Fund upon request. Requests for such reports should be directed to 361º Capital, LLC, c/o UMB Fund Services, Inc., 803 West Michigan Street, Milwaukee, Wisconsin 53233-2301, or by calling 1-888-949-9940.

APPENDIX A

Shareholders Owning Beneficially or of Record More than 5%
of the 361º Absolute Alpha Fund

Shareholder Name and Address	Number of Shares Owned	Percentage of Shares Owned as of [____], 2011

PROXY CARD

INVESTMENT MANAGERS SERIES TRUST
361º ABSOLUTE ALPHA FUND

This proxy is solicited by the Board of Trustees of Investment Managers Series Trust (the “Trust”) for use at a special meeting of shareholders of the 361º Absolute Alpha Fund series of the Trust (the “Fund”) to be held on ___________, 2011.

The undersigned hereby appoints ____________ and ____________, and each of them, as attorneys and proxies of the undersigned, with the power of substitution and resubstitution, to attend, and to vote all shares of the 361º Absolute Alpha Fund, at the above-referenced meeting of shareholders and any adjournment or adjournments thereof, and to vote all shares of the Fund that the undersigned may be entitled to vote with respect to the proposals in accordance with the specifications indicated, if any, and with all the powers which the undersigned would possess if personally present, hereby revoking any prior proxy to vote at such meeting. The undersigned hereby acknowledges receipt of the notice of special meeting of shareholders of the Fund and the proxy statement dated ___________, 2011.

Note: Please sign exactly as name(s) appear(s) hereon.  Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized officer.  Each joint owner should sign personally.  When signing as a fiduciary, please give full title as such.

__________________________________	_________________________________
Signature	Signature of joint owner, if any

__________________________________	__________________________________
Name of owner (printed)	Name of joint owner (printed)

_____________________________, 2011

Date

VOTE THIS PROXY CARD TODAY!

This proxy will be voted as specified below with respect to the action to be taken on each of the following proposals. In the absence of any specification, this proxy will be voted in favor of each proposal. The Board of Trustees recommends that you vote FOR each of the proposals below.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS.

Example: ☒

1.   To appoint Elessar Investment Management, LLC as investment sub-advisor to the Fund.

FOR	AGAINST	ABSTAIN
/ /	/ /	/ /

2.   To appoint Morgan Dempsey Capital Management, LLC as investment sub-advisor to the Fund.

FOR	AGAINST	ABSTAIN
/ /	/ /	/ /

3.   To appoint NewSouth Capital Management, Inc. as investment sub-advisor to the Fund.

FOR	AGAINST	ABSTAIN
/ /	/ /	/ /

4.   To appoint SouthernSun Asset Management, LLC as investment sub-advisor to the Fund.

FOR	AGAINST	ABSTAIN
/ /	/ /	/ /

5.   In their discretion, on any other matter that may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS
PROXY CARD PROMPTLY IN THE ENCLOSED
POSTAGE-PAID ENVELOPE OR BY FAX TO ________________.